As filed with the U.S. Securities and Exchange Commission on December 23, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.
20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Truth Social Funds

(Exact name of registrant as specified in its charter)

Ohio

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

Truth Social Funds

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Name of each exchange on which
Title of each class of securities to be so registered	each class is to be registered
Truth Social American Security & Defense ETF	NYSE Arca
Truth Social American Next Frontiers ETF	NYSE Arca
Truth Social American Icons ETF	NYSE Arca
Truth Social American Energy Security ETF	NYSE Arca
Truth Social American Red State REITs ETF	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-29289

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Truth Social American Security & Defense ETF, Truth Social American Next Frontiers ETF, Truth Social American Icons ETF, Truth Social American Energy Security ETF, and Truth Social American Red State REITs ETF, each a series of Truth Social Funds (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 100 under the Securities Act of 1933, as amended and Amendment No. 101 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-29289 and 811-08255), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on December 23, 2025.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Truth Social American Security & Defense ETF	39-4522124
Truth Social American Next Frontiers ETF	39-4522243
Truth Social American Icons ETF	39-4522324
Truth Social American Energy Security ETF	39-4522495
Truth Social American Red State REITs ETF	39-4551493

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Post-Effective Amendment No. 100 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on December 23, 2025 and incorporated here in reference.
2.	The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 100 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on December 23, 2025 and incorporated here in reference.
3.	The Trust’s By-Laws are included as Exhibit b to be Post-Effective Amendment No. 100 to the Registrant’s Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on December 23, 2025 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 23, 2025	Truth Social Funds

	By:	/s/ Karen Shupe